Exhibit 99.1
News Release
news release

FOR IMMEDIATE RELEASE	AUGUST 3, 2009
SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 ▪ 800 ▪ TO ▪ SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
SYKES ENTERPRISES, INCORPORATED REPORTS
SECOND-QUARTER 2009 FINANCIAL RESULTS
Higher revenues and expense control drive higher operating margins and above-expectation earnings per share; Raising 2009 business outlook
TAMPA, FL — August 3, 2009 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today second-quarter 2009 financial results.
Second quarter 2009 Highlights
•	Second quarter 2009 revenues of $208.8 million increased $1.2 million, or 0.6%, over the comparable quarter last year, with the strong U.S. dollar negatively impacting revenues by $19.3 million; on a constant currency basis, comparable revenues were up 9.9%

•	Compared to a revenue range of $201 million to $203 million provided in the Company’s second quarter 2009 business outlook, second quarter 2009 revenues of $208.8 million included $5.3 million of currency benefit resulting from strengthening foreign currencies against the U.S. dollar relative to the Company’s forecast

•	Second quarter 2009 operating margin increased to 8.2% from 8.0% on a comparable basis; second quarter 2009 operating margins include $1.6 million (0.8% of revenues) impairment loss on goodwill and intangibles related to the March 2005 acquisition of Kelly, Luttmer & Associates Limited (KLA) detailed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009; excluding the impairment loss, the 100 basis points comparable operating margin increase was aided by revenue growth coupled with a rising capacity utilization rate related to on-going client ramp-ups, lower roadside assistance tow claims costs in Canada and lower general and administrative expenses, due partly to favorable translation of certain non-dollar denominated expenses resulting from a strong U.S. dollar

•	Second quarter 2009 tax rate was 8.1% versus 17.3% in the comparable quarter last year and versus 25% provided in the Company’s second quarter 2009 business outlook; the decline in the tax rate in both cases was due to a shift in the mix of earnings, accompanied by the effects of valuation allowances

•	Second quarter 2009 earnings per share were $0.35 versus $0.43 in the comparable quarter last year; the $0.08 per share comparable decline reflects the net impact of higher interest and other income partially offset by a higher tax rate in the prior year’s second quarter results;

•	Compared to an earnings per share range of $0.27 to $0.30 provided in the Company’s second quarter 2009 business outlook, the $0.05 to $0.08 earnings per share outperformance was due to a combination of better-than-expected revenue growth and lower general and administrative expenses
Second Quarter 2009 Review
Americas
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), increased 8.3% to $148.9 million, or 71.3% of total revenues, for the second quarter of 2009. Revenues for the prior year period totaled $137.5 million, or 66.2% of total revenues. The comparable revenue increase of $11.4 million included a $19.5 million increase in customer care demand offsetting a negative decline of $8.1 million related to weaker currencies within the Americas region relative to the U.S. dollar. Excluding the currency impact, revenues rose 14.2% due to increased customer care demand from a combination of new programs wins with existing clients, expansion of existing programs and some new client wins across the communications, financial services and technology verticals.
The Americas income from operations for the second quarter of 2009 increased 13.2% to $25.0 million, with an operating margin of 16.8% versus 16.1% in the comparable quarter last year. The Americas second quarter 2009 operating margin reflects the impact of an impairment loss on goodwill and intangibles related to KLA, approximately 1.1% of Americas revenues. Excluding the impairment loss, the 180 basis points comparable increase in the Americas operating margin was due to revenue growth from a rising capacity utilization rate related to on-going client ramps-ups and favorable translation of certain non-dollar denominated expenses, coupled with lower roadside assistance tow claims costs in Canada and depreciation expense.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 14.5% to $59.9 million, representing 28.7% of total revenues for the second quarter of 2009 compared to $70.1 million, or 33.8%, in the prior year’s second quarter. The comparable revenue decrease of $10.2 million included an $11.2 million negative impact from the weaker Euro relative to the U.S. dollar, more than offsetting the $1.0 million increase in customer care demand. Excluding the currency impact, the 1.5% comparable increase in customer care demand was due to expansion of existing client programs and some new client wins across the financial services and communications verticals.
The EMEA income from operations for the second quarter of 2009 decreased 56.9% to $1.8 million, with an operating margin of 2.9% versus 5.8% in the comparable quarter last year. The 290 basis point comparable decrease in the EMEA operating margin was principally a result of negative operating leverage owing to a reduction in customer care demand due to macro-economic weakness without the commensurate reduction in labor costs.
Corporate G&A Expenses
Corporate costs remained essentially flat at $9.7 million, or 4.6% of revenues, in the second quarter of 2009, compared to $9.6 million, or 4.6% of revenues, in the comparable quarter last year.
Impairment Loss on Investment in SHPS
During the second quarter, the Company recorded an impairment loss on its investment in SHPS of $2.1 million, or 1.0% of revenues. The details surrounding the SHPS impairment are included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2009.

Interest & Other Income and Taxes
Interest and other income for the second quarter of 2009 totaled approximately $0.6 million compared to $4.9 million for the same period last year. The $4.3 million comparable decrease in interest and other income was primarily attributable to a decrease in realized and unrealized foreign currency transaction gains coupled with lower interest income resulting from lower interest rates on higher average cash balances.
The Company’s second quarter 2009 effective tax rate was 8.1% versus 17.3% in the same period last year and below the 25% rate provided in the Company’s second quarter 2009 business outlook. The decline in the tax rate on a comparable basis and relative to the outlook was due to a shift in the mix of earnings, accompanied by the effects of valuation allowances.
Liquidity and Capital Resources
The Company’s balance sheet at June 30, 2009 remained strong with cash and cash equivalents of $238.9 million and no outstanding debt. Approximately $227.2 million of the Company’s June 30th cash balance was held in international operations and would be subject to additional taxes if repatriated back to the U.S. At June 30, 2009, the Company also had $50 million of capacity available under its credit facility.
Business Outlook
The Company’s third-quarter and full-year 2009 business outlook reflects the following assumptions:
•	Net new capacity additions of approximately 400 to 500 seats in the third quarter in addition to the net 1,050 seats added year-to-date through June 30, 2009. Given the demand within the Americas region, the Company plans to increase its net seat additions in 2009 on a consolidated basis to between 1,700 and 1,900 from its original forecast of 1,200 to 1,400. Accordingly, some ramp-related expenses associated with the seat additions are expected to continue and are anticipated to be spread throughout the second-half of 2009;

•	Within the Americas region, the Company continues to experience sustained growth in customer care demand from new programs with some existing clients within the communications and financial services verticals, more than offsetting lower demand with certain existing clients due to macroeconomic weakness and certain client programs that are expiring. The EMEA region continues to experience softness in volumes coupled with some pricing pressure with certain embedded client programs primarily within the technology vertical. In addition, the Company continues to be impacted by the strength in the U.S. dollar, as highlighted in the initial 2009 business outlook, which is expected to negatively impact third quarter and full-year 2009 revenues by approximately $10.0 million and $50.0 million, respectively, over the comparable periods last year;

•	Approximately $0.01 earnings per share impact anticipated from the closure of a KLA administrative facility and the associated severance costs;

•	Anticipated interest income of approximately $0.5 million per quarter, which excludes the potential impact of any foreign exchange gains or losses in other income; and

•	A lower estimated tax rate for the third quarter and full-year 2009 versus the 25% previously projected due to a shift in the geographic mix of earnings to lower tax rate jurisdictions with no effects of valuation allowances.

Considering the above factors, the Company anticipates the following financial results for the three months ended September 30, 2009:
•	Revenues in the range of $210 million to $213 million

•	Tax rate in the range of 20% to 22%

•	EPS in the range of $0.31 to $0.34 per diluted share

•	Capital expenditures in the range of $7.0 million to $9.0 million
For the twelve months ended December 31, 2009, the Company anticipates the following financial results:
•	Revenues in the range of $833 million to $837 million

•	Tax rate in the range of 18% to 20%

•	EPS in the range of $1.33 to $1.39 per diluted share

•	Capital expenditures in the range of $30.0 million to $33.0 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, August 4, 2009 at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, and (xxvi) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2009	2008
Revenues	$208,839	$207,629
Direct salaries and related costs	(133,727)	(133,708)
General and administrative	(56,477)	(57,355)
Canada’s KLA Impairment	(1,584)	—

Income from operations	17,051	16,566
Other income, net	643	4,866
SHPS Impairment	(2,089)	—

Income before provision for income taxes	15,605	21,432
Provision for income taxes	(1,257)	(3,703)

Net income	$14,348	$17,729

Net income per basic share	$0.35	$0.44
Shares outstanding, basic	40,654	40,599

Net income per diluted share	$0.35	$0.43
Shares outstanding, diluted	40,953	40,953

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2009	2008
Revenues	$412,080	$411,350
Direct salaries and related costs	(263,980)	(264,688)
General and administrative	(111,965)	(113,779)
Canada’s KLA Impairment	(1,584)	—

Income from operations	34,551	32,883
Other income, net	2,200	7,117
SHPS Impairment	(2,089)	—

Income before provision for income taxes	34,662	40,000
Provision for income taxes	(5,544)	(6,561)

Net income	$29,118	$33,439

Net income per basic share	$0.72	$0.82
Shares outstanding, basic	40,632	40,545

Net income per diluted share	$0.71	$0.82
Shares outstanding, diluted	40,999	40,860

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2009	2008
Revenues:
Americas	$148,935	$137,539
EMEA	59,904	70,090

Total	$208,839	$207,629

Operating Income:
Americas	$24,998	$22,081
EMEA	1,752	4,063
Corporate G&A expenses	(9,699)	(9,578)

Income from operations	17,051	16,566

SHPS Impairment	(2,089)	—
Other income, net	643	4,866
Provision for income taxes	(1,257)	(3,703)

Net income	$14,348	$17,729

	Six Months Ended
	June 30,	June 30,
	2009	2008
Revenues:
Americas	$291,742	$274,896
EMEA	120,338	136,454

Total	$412,080	$411,350

Operating Income:
Americas	$48,376	$43,943
EMEA	6,411	8,683
Corporate G&A expenses	(20,236)	(19,743)

Income from operations	34,551	32,883

SHPS Impairment	(2,089)	—
Other income, net	2,200	7,117
Provision for income taxes	(5,544)	(6,561)

Net income	$29,118	$33,439

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)
Assets:
Current assets	$425,968	$396,518
Property and equipment, net	81,223	80,390
Other noncurrent assets	47,576	52,634

Total assets	$554,767	$529,542

Liabilities & Shareholders’ Equity:
Current liabilities	$114,915	$126,110
Noncurrent liabilities	21,418	19,402
Shareholders’ equity	418,434	384,030

Total liabilities and shareholders’ equity	$554,767	$529,542

Sykes Enterprises, Incorporated
Supplementary Data

	Q2 2009	Q2 2008
Geographic Mix (% of Total Revenues):

Americas (1)	71.3%	66.2%
Europe, Middle East & Africa (EMEA)	28.7%	33.8%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2009	Q2 2008
Vertical Industry Mix (% of Total Revenues):

Communications	36%	28%
Technology / Consumer	30%	34%
Financial Services	15%	14%
Transportation & Leisure	9%	10%
Healthcare	6%	6%
Other	4%	8%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2009	2008
Cash Flow From Operating Activities:
Net income	$14,348	$17,729
Depreciation and amortization	7,162	7,177
Changes in assets and liabilities and other	3,933	5,011

Net cash provided by operating activities	$25,443	$29,917

Capital expenditures	$7,251	$8,185
Cash interest paid	$560	$153
Cash taxes paid	$2,722	$5,913

	Six Months Ended
	June 30,	June 30,
	2009	2008
Cash Flow From Operating Activities:
Net income	$29,118	$33,439
Depreciation and amortization	13,938	14,196
Changes in assets and liabilities and other	(9,567)	(16,682)

Net cash provided by operating activities	$33,489	$30,953

Capital expenditures	$18,308	$16,248
Cash interest paid	$630	$220
Cash taxes paid	$6,274	$9,974